SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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ISCO INTERNATIONAL, INC.

(Name Of Registrant As Specified In Its Charter)

(Name Of Person(S) Filing Proxy Statement, if Other Than the Registrant)

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1001 Cambridge Drive

Elk Grove Village, Illinois 60007

November 5, 2004

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2004 Annual Meeting of Stockholders of ISCO International, Inc., to be held on Tuesday, December 14, 2004, beginning at 10:00 a.m., local time, at the Doubletree Guest Suites, 1400 Milwaukee Avenue, Glenview, IL 60025.

The matters that we expect will be acted upon at the meeting are described in the attached Proxy Statement and include:

(1)	To elect two Class II directors to the Company’s Board of Directors for a term of three (3) years and until his successor is duly elected and qualified (and as may be modified by item 2 below);

(2)	To approve an Amendment to the Company’s Certificate of Incorporation, as amended, to eliminate the classification of the Board of Directors;

(3)	To ratify the appointment by the Board of Directors of Grant Thornton LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2004; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE PROPOSALS IN THE PROXY STATEMENT.

It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope.

Your vote is very important, regardless of the amount of stock that you own.

We believe your support for the proposals described in the Proxy Statement is essential for us to continue with this program. Please return your proxy card as soon as possible.

Sincerely,

Dr. Amr Abdelmonem

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2004

To the Stockholders of

ISCO International, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ISCO International, Inc. (the “Company”), a Delaware corporation, will be held at the Doubletree Guest Suites, 1400 Milwaukee Avenue, Glenview, IL 60025 beginning at 10:00 a.m., local time, for the following purposes:

(1)	To elect two Class II directors to the Company’s Board of Directors for a term of three (3) years and until his successor is duly elected and qualified (and as may be modified by item 2 below);

(2)	To approve an Amendment to the Company’s Certificate of Incorporation, as amended, to eliminate the classification of the Board of Directors;

(3)	To ratify the appointment by the Board of Directors of Grant Thornton LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2004; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 18, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record of the Company as of the close of business on October 18, 2004 will be entitled to vote at the Annual Meeting. The Company will maintain a complete list of its stockholders entitled to vote at the Annual Meeting at its headquarters located at 1001 Cambridge Drive, Elk Grove Village, IL for ten days prior to the date of the Annual Meeting. If the Company has to adjourn the Annual Meeting, then it will take action on the items described above on the date to which the Annual Meeting is adjourned.

By Order of the Board,

Frank Cesario, Secretary

Mt. Prospect, IL

November 5, 2004

1001 CAMBRIDGE DRIVE

ELK GROVE VILLAGE, ILLINOIS 60007

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of ISCO International, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on December 14, 2004 at the Doubletree Guest Suites, 1400 Milwaukee Avenue, Glenview, IL 60025, and any adjournment or postponement thereof. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about November 5, 2004.

Record Date and Outstanding Shares. The Board of Directors has fixed the close of business on October 18, 2004 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, the Company had outstanding 160,428,260 shares of Common Stock, par value $.001 per share, including attached preferred stock purchase rights (the “Common Stock”).

Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. As of the Record Date, none of the Company’s preferred stock, par value $.001 per share, was outstanding.

Voting of Proxies. Dr. Amr Abdelmonem and Mr. Frank Cesario, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Dr. Abdelmonem and Mr. Cesario are officers of the Company and Dr. Abdelmonem is also a member of the Board of Directors. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote. The affirmative vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominee for director. The affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy at the Annual Meeting and entitled to vote on the matters is required to approve the amendment to the Company’s Certificate of Incorporation to eliminate the classification of the Board of Directors, and ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors.

Quorum; Abstentions and Broker Non-Votes. A majority of the shares of Common Stock issued and outstanding as of the Record Date is required to transact business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting.

Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of directors. In the case of the amendment to the Company’s

Certificate of Incorporation to eliminate the classification of the Board of Directors, and the ratification of the appointment of the independent auditors, abstentions will have the effect of votes against the proposal, but broker non-votes will have no effect on the outcome.

Stockholder List. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours commencing December 5, 2004 and continuing through the date of the Annual Meeting at the principal offices of the Company, 1001 Cambridge Drive, Elk Grove Village, Illinois 60007.

Who Can Help Answer Your Questions?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact our Corporate Secretary, Frank Cesario, 1001 Cambridge Drive, Elk Grove Village, Illinois 60007, telephone (847) 391-9400.

Annual Report

The Company’s Annual Report to Stockholders for the year ended December 31, 2003, accompanies this Proxy Statement.

A Warning About Forward-Looking Statements

The Company makes forward-looking statements in this document. These forward-looking statements are subject to risks and uncertainties, including those that are enumerated under the heading “Risk Factors” in the Company’s Annual Report to Stockholders on Form 10-K for the year ended December 31, 2003 and in the Company’s other filings with the Securities and Exchange Commission and the uncertainty as to whether certain discussions by the Company will lead to, or result in consummation of any strategic business opportunities. Such risks and uncertainties could cause actual results to differ materially from those projected. Therefore, there can be no assurance that such statements will prove to be correct. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “believes,” “anticipates,” “expects” and “intends,” or the negative of such terms and similar terminology. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven directors. Article Seven of the Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two Class II directors are to be elected for a term of three (3) years expiring at the 2007 Annual Meeting of Stockholders. However, if Proposal 2 to this Proxy Statement to approve an amendment to the Company’s Certificate of Incorporation to eliminate the classification of the Board of Directors is adopted by the Company’s stockholders, the nominees for Class II director have agreed to waive their term length such that their term would expire at the 2005 Annual Meeting of Stockholders and would be elected for a one-year term beginning at the 2005 Annual Meeting of Stockholders and at each Annual Meeting of the Stockholders thereafter. The Board of Directors recommends that the stockholders vote “FOR” the election of the nominees named in this Proxy Statement to continue to serve as directors of the Company. See “Nominees for Election” below.

The Class I and Class III directors whose terms of office expire in 2006 and 2005, respectively, will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. However, if Proposal 2 to this Proxy Statement is approved by the Company’s stockholders, each director has agreed to waive their term length such that their term will end at the 2005 Annual Meeting of Stockholders, and the Company’s directors would be elected for a one-year term at the 2005 Annual Meting and at each Annual Meeting of the Stockholders thereafter. See “Other Directors” below. If at the time of the Annual Meeting a nominee should be unable or decline to serve, a proxy named on the proxy card accompanying this Proxy Statement will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that either nominee will be unable or will decline to serve as a director if elected.

Nominees for Election

The name of the nominees for the office of Class II directors, together with certain information concerning such nominees, is set forth below:

Name	Age	Position with the Company	Served as Director Since
Tom L. Powers	68	Director	1996
Amr Abdelmonem	39	Director, Chief Executive Officer	2002

Mr. Powers has served as a director of the Company since October 1996. From 1993 to 1999, he was an Associate Director of the Advanced Manufacturing Center at New Mexico State University in Las Cruces, New Mexico. From 1989 to 1991, Mr. Powers was President of the cellular systems business unit of AT&T Network Systems Group, now known as Lucent Technologies, Inc. Under his leadership, the business unit became the market leader in wireless infrastructure equipment in the United States, opened markets internationally and introduced the industry’s first digital cellular system. In 1983, he became Vice President of a joint venture between AT&T and Philips Telecommunications B.V. located in the Netherlands. He joined AT&T in 1958 as a member of the technical staff of Bell Laboratories and went on to management positions in consumer products, customer switching systems engineering and network planning. Mr. Powers holds a M.E.E. degree in Electrical Engineering for New York University, a B.S. degree in Electrical Engineering from the University of Arkansas, a diploma in Advanced Marketing from Wharton and is a graduate of the Stanford Executive Program. Mr. Powers is a member of both the Audit Committee and the Compensation Committee, the latter of which he serves as its Chairman.

Dr. Abdelmonem joined the Company in January 1995 as a Filter Engineer, and was promoted to Director of Engineering in August 1998, to Vice President of Development Engineering in March 1999, to Chief Technology Officer in December 1999 and to Chief Executive Officer in June 2002. Dr. Abdelmonem joined the Board of directors in July 2002. Before joining the Company, Dr. Abdelmonem was an engineer with Exxon Corporation in Egypt. Subsequently, he was affiliated with the University of Maryland in a number of research and teaching positions where much of his research focused on semi-conductor laser and advanced filter design. Dr. Abdelmonem earned his B.S. and M.S. degrees in Electrical Engineering from Ain-Shams University in Cairo, Egypt, and his Ph.D. from the University of Maryland.

Much of his research focused on semi-conductor laser design, superconducting technology and advanced filter design. Dr. Abdelmonem is a Senior Member of the IEEE and has published numerous documents for industry conferences and trade journals. He holds five patents and has ten patent applications pending. Dr. Abdelmonem holds an executive M.B.A. from the University of Chicago.

Other Directors

The following persons will continue to serve as directors of the Company after the Annual Meeting until their respective terms expire (as indicated below) or until their successors are duly elected and qualified unless Proposal 2 to this Proxy Statement is approved by the Company’s stockholders in which case their terms will expire at the 2005 Annual Meeting.

Name	Age	Position with the Company	Served as Director Since	Term Expires
George M. Calhoun	52	Director	1999	2006	*
Stuart Chase Van Wagenen	48	Chairman of the Board	2001	2005
James J. Fuentes	49	Director	2003	2005
Michael J. Fenger	37	Director	2004	2006	*
Ralph Pini	52	Director	2004	2005

*	If Proposal 2 to this Proxy Statement is approved by the Company’s stockholders, Dr. Calhoun and Mr. Fenger have each agreed to waive their term length such that their term will end at the 2005 Annual Meeting of Stockholders.

Dr. Calhoun has served as a director since November 1999 and served as the Chief Executive Officer of the Company from November 1999 to June 2002 and as Chairman of the Board from November 2000 to September 2002. Dr. Calhoun joined the Stevens Institute of Technology in July 2003 as Executive-in-Residence, where he teaches in the Undergraduate Program for Business & Technology, at the Howe School of Technology Management. Dr. Calhoun has spent 25 years in the high-tech segment of the wireless communications industry. He previously worked for InterDigital Communications Corporation (NASDAQ: IDCC), where he was involved for twelve years in the pioneering development of digital cellular technology. Subsequently, he was Vice-Chairman of Geotek Communications, and was Chairman of an engineering joint venture based in Israel, to develop a spread spectrum frequency-hopping radio system for fleet radio communications. He is also Chairman of both the Board and Audit Committee for Airnet Communications (NASDAQ: ANCC), a smart antenna and software-defined radio technology company. He is also a member of the Board of Insci Corporation (NASDAQ: INSS.OB), a company in the business of electronic content management and digital archiving software. Dr. Calhoun holds one patent (on wireless system architectures), and has published several books on wireless communications, including the best-selling Digital Cellular Radio (Artech, 1988). His most recent book is Third Generation Wireless Systems: Post-Shannon Signal Architectures (Artech, 2003). He is also a Visiting Professor at the Leiden University School of Management in the Netherlands. Dr. Calhoun has a BA degree from the University of Pennsylvania, and a Ph.D. from the Wharton School.

Mr. Van Wagenen was elected to the Board in August 2001 and became Chairman of the Board in September 2002. Mr. Van Wagenen is president and founder of Stuart Chase Properties, Inc., Cleveland, Ohio, a wealth management and trust advisory services firm. Mr. Van Wagenen has extensive investment and operating experiences, including the formation of Spectral Solutions, Inc. and its subsequent sale to the Company in June 1999. His firm’s client portfolios include diverse investments in real estate, technology, oil and gas, fast food restaurants, managed funds, publicly-traded securities, and other industries. He is a trustee of the Western Reserve Historical Society and Ronald McDonald House of Cleveland, Inc. Mr. Van Wagenen received his J.D. from Case Western Reserve University in 1981 and his B.A. from The Ohio State University. Mr. Van Wagenen is the Chairman of both the Governance Committee and the Audit Committee, and serves on the Compensation Committee.

Mr. Fuentes was elected to the Board in November 2003. He is Founder, President and CEO of Clarity Communication Systems, Inc., Aurora, Illinois, a wireless software and systems development company formed in 1998.

Previously Mr. Fuentes served at Lucent Technologies (formerly AT&T Bell Labs) for ten years in various functions, most recently as a senior manager in software development. Prior to joining Bell Labs, Mr. Fuentes served four years at Northrop Defense System and six years in Advanced Development Projects at Lockheed Aircraft Company. Mr. Fuentes engineering experiences involve design and development of electronic counter-measures and stability flight controls systems. He has six patents in the wireless telecommunications field and also received the Hispanic Engineer National Achievement Award for Technical Achievement in Industry in 1995. Currently Mr. Fuentes sits on the WESTEC Advisory Board. He received a B.S. degree Majoring in Aeronautical Engineering with a second major in Computer Science from Embry-Riddle Aeronautical University. Mr. Fuentes is a member of the Audit Committee.

Mr. Fenger was elected to the Board in 2004. Since 2002, he has been Corporate Vice President and Chief Quality Officer of Motorola, Inc. In this capacity he has helped Motorola in its effort to focus on the most promising initiatives and improve the return of those projects. Previously, he served twelve years at General Electric with GE Capital and the Lighting Business Group, where he most recently served as general manager of global supply chain operations for GE Lighting. He holds one patent and a degree in economics from Miami University in Ohio. Mr. Fenger serves on the Governance Committee.

Mr. Ralph Pini was elected to the Board in 2004 and is currently Senior Vice President and Chief Technology Officer, Personal Communications Sector, Motorola, Inc. He has spent twenty-eight years in the global wireless industry. During this period he has been with Motorola’s Personal Communications Group, where he managed the global R&D organization of 4000 engineers and served as General Manager of Europe, Middle East and Africa. He has broad experiences across GSM, CDMA, and UMTS platforms. He received his MBA from Lake Forest Graduate School of Management, and both his MS in Electrical Engineering and his BS in Electrical and Computer Science from the University of Illinois, Chicago. Mr. Pini serves on the Governance Committee.

Director Compensation. During 2003, the Company provided a cash retainer to each director of the Company who was not an employee of the Company (a “Non-Employee Director”) for his service on the Board of Directors, and each Non-Employee Director participated in the ISCO International, Inc. 2003 Equity Incentive Plan (the “2003 Plan”). The 2003 Plan does not require automatic grants to directors. However, the Board has established a compensation policy to provide that each Non-Employee Director who is re-elected or continues to serve as a director because his or her term had not expired shall be granted an option to purchase 50,000 shares of Common Stock at the reported closing price of the Common Stock on the date of each annual meeting of the stockholders of the Company, provided that no such automatic grant shall be made to a Non-Employee Director who was first elected to the Board of Directors at the first such meeting or was first elected to the Board of Directors within three months prior to such annual meeting. Such options vest monthly over a one year period from the date of grant.

In addition, the current policy provides for the grant of NQSOs to purchase 25,000 shares of Common Stock to each Non-Employee Director who is appointed or continues to serve on the Audit Committee of the Board of Directors and the Chairman of the Audit Committee receives a grant of NQSOs to purchase 50,000 shares of Common Stock. Each Non-Employee Director who is appointed or continues to serve on the Compensation Committee of the Board of Directors receives a grant of NQSOs to purchase 10,000 shares of Common Stock and the Chairman of the Compensation Committee receives a grant of NQSOs to purchase 25,000 shares of Common Stock. The Chairman of the Board receives a grant of NQSOs to purchase 50,000 shares of Common Stock. These options are granted in consideration of such director’s service on a committee or as Chairman. Each of the options are granted at the reported closing price of the Common Stock on the date of each annual meeting of the stockholders of the Company or on the date such director joins a committee or is named Chairman of such committee, provided that annual grants are not made to a Non-Employee Director who was first appointed to the committee or as chairman within three months prior to such annual meeting. These stock options vest monthly over a one year period from the date of grant and expire ten years from the date of grant.

Pursuant to the 2003 Plan, Messrs. Van Wagenen, Powers and Mark D. Brodsky and Dan Gropper, each former Directors, and Dr. Calhoun were each granted an option to purchase 50,000 shares of Common Stock on March 28, 2003 at a per share exercise price of $0.38. In addition, Mr. Gropper and Dr. Calhoun were each granted options for 50,000 shares Common Stock on August 11, 2003, at an exercise price of $0.28 per share. On that same date, Mr. Van Wagenen was granted an option to purchase 125,000 shares of Common Stock and Mr. Powers was granted an option for 100,000 shares of Common Stock, both at an exercise price of $0.28 per share. Finally, Mr. Fuentes was granted an option for 75,000 shares of Common Stock on November 25, 2003, 50,000 of which were in connection with Mr. Fuentes’ appointment to the Board of Directors and 25,000 for his appointment to the Audit Committee, with an exercise price of $0.27 per share.

The Company began providing cash compensation to its directors for their service on the Board of Directors during 2003. Each Director receives an annual retention fee of $5,000 on the first business day of each fiscal year. In addition, the Chairman of the Board and the Chairman of the Audit Committee each receive additional $5,000 retention fee and the Chairman of the Compensation Committee receives a $1,000 retention fee.

All Non-Employee Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Meetings. During the year ended December 31, 2003, the Board of Directors held 18 meetings. Except for Dr. Calhoun, who attended 56% of the number of board meetings, each director attended at least 75% of the aggregate of the number of board meetings (during the period of his service as a director) and the total number of meetings of committees on which he served that were held (during the period of his service as a member of such committee) during 2003. The Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders. However, the Company does ask directors to use their best efforts to be available for, and attend, the Annual Meeting of Stockholders. Four out of five directors attended the 2003 Annual Meeting of Stockholders.

Independent Directors. The Board of Directors has determined that Dr. Calhoun and Messrs. Van Wagenen, Fenger, Fuentes, Pini and Powers are each “independent” pursuant to Section 121A of the American Stock Exchange (“AMEX”) rules.

Committees of the Board. The Board of Directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance Committee each of which is comprised entirely of “independent directors” as that term is defined under AMEX rules.

The Audit Committee consists of Mr. Van Wagenen (Chairman), Mr. Powers and Mr. Fuentes. The Board of Directors has determined that Mr. Van Wagenen is a financial expert under AMEX rules. From May 2003 until November 2003, the entire Board of Directors served as the Audit Committee due to the resignations of former directors Howard S. Hoffmann and Daniel Spoor. The Audit Committee generally has responsibility for selecting the Company’s independent auditors, reviewing the plan and scope of the audit, approving any non-audit services provided by the Company’s independent auditors, reviewing the Company’s audit and control functions, oversight of the Company’s insider trading policy and reporting to the full Board of Directors regarding all of the foregoing. The Audit Committee held 4 meetings in 2003. See “Report of the Audit Committee.”

The Compensation Committee consists of Mr. Powers (Chairman), Mr. Van Wagenen and Mr. Fuentes. The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive compensation, reviewing the Company’s executive compensation policies and reporting to the full Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the Plan, determining the number of options to be granted to the Company’s executive officers and employees pursuant to the Plan and reporting to the full Board of Directors regarding the foregoing functions. The Compensation Committee held 13 meetings in 2003. See “Report of the Compensation Committee.”

The Corporate Governance Committee was formed during 2004 and currently consists of Mr. Van Wagenen (Chairman), Mr. Fenger and Mr. Pini. The Corporate Governance Committee acts as both the board’s corporate governance committee and nominating committee. The Corporate Governance Committee reviews and makes recommendations to the Board regarding Board organization, membership (including the identification and recommendation of potential candidates for election to the board), function and effectiveness; and committee structure, membership, function and effectiveness. The Corporate Governance Committee evaluates the performance of the board as a whole, the Committees and the individual directors. The Corporate Governance Committee held no meetings in 2003.

Director Nominations

The Corporate Governance Committee currently serves as our nominating committee. The Corporate Governance Committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education and experience. The Corporate Governance Committee particularly emphasizes significant experience in the wireless telecommunications industry. The Corporate Governance Committee operates through a charter which is attached to this Proxy Statement as Appendix A.

As part of the process of selecting Board candidates, the Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members. The Corporate Governance Committee does not generally rely upon third-party search firms to identify board candidates. Instead, it relies on recommendations from a wide variety of its business contacts, including current executive officers, directors and stockholders, as a source for potential Board candidates. The Corporate Governance Committee evaluates the above criteria as well as the current composition of the Board of Directors and the need for Audit Committee expertise. The Corporate Governance Committee then recommends to the Board of Directors for nomination the candidates which it believes best suit the needs of the company.

In accordance with the provisions of our By-Laws, a stockholder entitled to vote at such meeting may nominate candidates for election to the Board of Directors.

A stockholder who wishes to nominate a director candidate must timely deliver a notice to the Secretary of the Company delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company at 1001 Cambridge Drive, Elk Grove Village, IL 60007. To be timely, the notice must be delivered not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if the Company has not publicly disclosed (in the manner provided in the By-Laws) the date of the meeting at least 70 days prior to the meeting date, the notice must be received not later than the close of business on the tenth day following the day on which the Company publicly discloses the meeting date.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to the person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected; and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder as they appear on the Company’s books and (ii) the number of shares of the Company which are beneficially owned by such stockholder, by class and series.

Stockholders’ nominees that comply with these procedures will receive the same consideration at the Annual Meeting of Stockholders that other nominees receive.

Policy for Stockholder Communication with Directors

Stockholders may communicate with the members of the Board of Directors, either individually or collectively, by writing to the Board of Directors at 1001 Cambridge Drive, Elk Grove Village, IL 60007. These communications will be reviewed by the office of the Company’s corporate Secretary as agent for the non-management directors in facilitating direct communication to the Board of Directors. The Secretary’s office will treat communications containing complaints relating to accounting, internal accounting controls, or auditing matters as reports under the Company’s Whistleblower Policy. Further, the Secretary’s office will disregard communications that are bulk mail, solicitations to purchase products or services, not directly related either to the Company or to the non-management directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-management directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-management directors.

General Communications. The Secretary’s office will summarize all stockholder communications directly relating to the Company’s business operations, its board, its officers, its activities or other matters and opportunities closely related to the Company. This summary and copies of the actual stockholder communications will then be circulated to the Chairman of the Corporate Governance Committee on a biweekly basis.

Shareholder Proposals and Nominations. Stockholder proposals are reviewed by the Secretary’s office for compliance with the requirements for such proposals set forth in the Company’s Bylaws and in Rule 14a of the Securities Exchange Act of 1934 and as described in this Proxy Statement. Stockholder proposals that meet these requirements will be summarized by the Secretary’s office. Summaries and copies of the stockholder proposals are circulated to the Chairman of the Corporate Governance Committee.

Stockholder nominations for directors are reviewed by the Secretary’s office for compliance with the requirements for such nominations that are set forth in the Company’s Bylaws and as described in this Proxy Statement. Stockholder nominations that meet these requirements are summarized by the Secretary’s office. Summaries and copies of the nominations are circulated to the Chairman of the Corporate Governance Committee.

Retention of Shareholder Communications. Any stockholder communications which are not circulated to the Chairman of the Corporate Governance Committee because they do not meet the applicable requirements or criteria described above will be retained by the Secretary’s office for at least ninety calendar days from the date on which they are received, so that these communications may be reviewed by the non-management directors to whom they were addressed should any of the non-management directors elect to do so.

Distribution of Shareholder Communications. Except as otherwise required by law or upon the request of a non-management director, the Chairman of the Corporate Governance Committee will determine when and whether a stockholder communication should be circulated among one or more members of the Board and/or Company management.

Compensation Committee Interlocks and Insider Participation

Messrs. Powers, Van Wagenen and Fuentes served as members of the Compensation Committee of the Board of Directors. None of Messrs. Powers, Van Wagenen or Fuentes currently serves as an officer of the Company. There are no Compensation Committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or Board members.

Executive Officers

Set forth below is a table identifying executive officers of the Company who are not identified in the tables entitled “Election of Directors – Nominees for Election” or “Other Directors.” Biographical information for Dr. Abdelmonem is set forth above under “Nominees for Election.”

Name	Age	Position with Company
Frank Cesario	35	Chief Financial Officer

Mr. Cesario joined the Company during August 2000 as Controller and served as Acting Chief Financial Officer from April 2002 until December 2002 when Mr. Cesario was named Chief Financial Officer. Previously, Mr. Cesario was Group Controller for copper and brass producer Outokumpu Copper, Inc. and subsidiaries, a U.S. group with approximately $500 million in annual revenue and owned by Helsinki-based Outokumpu Oyj. Mr. Cesario has an MBA (Finance) from DePaul University in Chicago, a B.S. in Accountancy from the University of Illinois, and began his career at KPMG Peat Marwick.

The Board of Directors elects officers annually and such officers, subject to the terms of certain employment agreements, serve at the discretion of the Board. See “Executive Compensation”.

The Company entered into an employment agreement with Dr. Abdelmonem. See “Employment Agreements”.

There are no family relationships among any of the directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers (as defined under Section 16(a) of the Securities Exchange Act), directors and persons who own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2003, other than a sale of Common Stock by Dr. Calhoun and an option grant to Mr. Fuentes, both of which were subsequently reported on Form 4 filings by Dr. Calhoun and Mr. Fuentes, respectively, all of the Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

Executive Compensation and Certain Transactions

The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2003, 2002 and 2001 of (i) each person who served as the Company’s chief executive officer and (ii) the four most highly compensated executive officers whose salary and bonus for services rendered in all capacities to the Company for the fiscal year ended December 31, 2002 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus	Restricted Stock Awards	Securities Underlying Options	All Other Compensation
Amr Abdelmonem (1) Chief Executive Officer	2003 2002 2001	$ $ $	200,000 207,194 210,159	— — —	— —	900,000 1,050,000 800,000	— — —

Frank Cesario (2) Chief Financial Officer	2003 2002 2001	$ $	120,000 102,000 —	— — —	— — —	250,000 30,000 —	— —

1)	Dr. Abdelmonem was named Chief Executive Officer in June 2002.
2)	Mr. Cesario was named Acting Chief Financial Officer in April 2002 and Chief Financial Officer in December 2002.

Option Grants In 2003

The following table contains information concerning the grant of stock options by the Company to the Named Executive Officers during 2003. There were no stock appreciation rights granted in 2003. Information provided in this table is as of December 31, 2003.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Amr Abdelmonem	900,000	25.2%	$0.11	Jan. 2013	$384,782	$671,342
Frank Cesario	250,000	7.0%	$0.11	Jan. 2013	$106,884	$186,484

(1)	Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. The assumed stock price appreciation rates used to determine the potential realize value are prescribed by the Securities and Exchange Commission rules for illustrative purposes only and are not intended to forecast or predict future stock prices. Actual gains are dependent on the future performance of the Common Stock and the option holder’s continued employment throughout the vesting period.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information concerning the Named Executive Officers’ unexercised options at December 31, 2003. None of the Named Executive Officers held or exercised any stock appreciation rights, during 2003.

Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
Amr Abdelmonem	450,000	166,668	1,275,000	75,000	$561,000	$30,000
Frank Cesario	—	—	239,583	10,417	$105,417	$4,583

(1)	The value per option is calculated by subtracting the exercise price from the closing price of the Common Stock on the AMEX on December 31, 2003 (the last trading day in 2003) of $0.55

Employment Agreements.

The Company has an employment agreement with Amr Abdelmonem dated as of January 1, 2001 to be Chief Technology Officer of the Company. Dr. Abdelmonem subsequently became the Chief Executive Officer of the Company in June 2002, and continued to work under his existing agreement. The agreement is for a term of three years, with one year renewal options. Dr. Abdelmonem is paid an annual salary of $200,000 and is to be paid a severance of one year’s salary if (i) the Company terminates his employment without Cause (as defined in the agreement) or (ii) Dr. Abdelmonem terminates his employment for Good Reason (as defined in the agreement), which such severance is offset by any income received by Dr. Abdelmonem during the severance period. His severance is increased to two years salary in the case of a change in control (as defined in the agreement) of the Company and a termination as described previously. Dr. Abdelmonem may be eligible to receive a severance of up to six months salary if his employment contract expires without renewal. Dr. Abdelmonem’s agreement includes a provision for a bonus to be paid at the discretion of the Board of Directors and certain non-competition, non-solicitation, assignment of invention and confidentiality provisions.

In December 2002, the Board of Directors authorized a bonus pool of up to $300,000 in which all officers, including Dr. Abdelmonem and Mr. Cesario, shall be eligible to participate in the event that the Company achieves two consecutive quarters of positive cash flow results after taking into account the payment of such bonuses. In the event the condition is achieved, the amount Dr. Abdelmonem and Mr. Cesario may receive from such pool shall be determined in the discretion of the Board. No bonuses were awarded in 2003.

Certain Business Relationships.

During October 2002, the Company entered into an Uncommitted Line of Credit with its two largest shareholders, an affiliate of Elliott Associates, L.P. (Manchester Securities Corporation) and Alexander Finance, L.P. This line provided that up to $4 million may be borrowed by the Company, with $1 million borrowed during October 2002 upon completion of the transaction. $1 million was borrowed during November 2002, an additional borrowing of $1 million occurred in March 2003, $300,000 was borrowed in July 2003 and $700,000 was borrowed in August 2003.

Borrowings on this line bear an interest rate of 9.5% and are collateralized by all the assets of the Company. Outstanding loans under this agreement would be required to be repaid on a priority basis should the Company receive new funding from other sources. Additionally, the lenders were entitled to receive warrants to the extent funds are drawn down on the line. The warrants bore a strike price of $0.20 per share of Common Stock and had an expiration date of April 15, 2004. The credit line had a maturity date of March 31, 2004. Warrants to purchase 10 million shares of Common Stock were issued in connection with the borrowings under the line of credit during the year ended December 31, 2002. No warrants were issued in connection with the March 2003, July 2003 or August 2003 borrowings under the line of credit. Therefore, 10 million warrants were issued as a result of this transaction, presuming certain antidilutive features are not triggered.

On October 24, 2003, the Company and the lenders amended the terms of their loan agreement to reflect: (i) an increase in the aggregate commitment of the lenders to from $4,000,000 to $6,000,000; (ii) the elimination of warrant issuances from future drawdowns; (iii) interest on future loans will bear interest at the rate of 14% per annum; (iv) that future loans mature on October 31, 2004; (v) and that future loans be subject to the discretion of the Lenders. The Company borrowed $1,000,000 from the line of credit agreement upon execution of the amendment.

During February 2004, these credit lines were extended to a due date of April 1, 2005, with interest after the initial periods to be charged at 14%, and the lenders exercised warrants to purchase 10,000,000 shares of Common Stock. The Company received the $2,000,000 aggregate strike price for the exercise of these warrants.

On July 23, 2004, the Company and the lenders further amended the terms of their loan agreement to reflect (i) that the aggregate loan commitments to the Company be increased from $6,000,000 to $6,500,000; (ii) that, after giving effect to such increase, the Company will simultaneously draw all of the remaining $1,500,000 financing, representing $1,000,000 under the Original Loan Agreement and the $500,000 increase under this Second Amendment to Loan Documents (the “New Loan”); (iii) that the pro rata commitment of each Lender be adjusted, such that Alexander will commit up to $825,000 of the New Loan and Manchester will commit up to $675,000 of the New Loan; (iv) the issuance of secured 14% grid notes in the amounts of $386,900 and $113,100 to Alexander and Manchester, respectively, for the balance of the New Loan not covered by existing notes under the Original Loan Agreement; and (v) that certain conforming changes be made to the related security agreement and the related guaranties.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 15 WILL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. THE FOLLOWING REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Report of the

Compensation Committee

The objectives of the Compensation Committee in determining the levels and components of executive compensation are (i) providing executives with both cash and equity incentives to further the interests of the Company and its stockholders, (ii) compensating them at appropriate levels with a recognition of compensation levels of executive officers at other high technology companies at a comparable stage of development, and (iii) attracting, rewarding and retaining outstanding executive officers to the Company. Generally, the compensation of all executive officers is composed of a base salary plus a discretionary bonus based upon achievement of specified goals. In addition, the Company grants stock options, from time to time in its discretion, to base potential compensation on stockholder return and to provide for compensation based upon the Common Stock performance over time. The Compensation Committee also recommends stock option grants to non-executive employees of the Company so as to encourage a team approach towards the success of the Company to the benefit of the stockholders.

The Compensation Committee recommended to the Board of Directors the terms of the employment agreement with Dr. Abdelmonem. In determining the base salaries of the executive officers, the Compensation Committee considered the performance of each executive, the nature of the executive’s responsibilities, the salary levels of executives at high technology companies at a comparable stage of development, including other publicly held companies that are developing competitive products, and the Company’s general compensation practices.

Discretionary bonuses for each of the Company’s executive officers are based on achievement of specified goals of the Company and are a function of the criteria which the Compensation Committee believes appropriately take into account the specific areas of responsibility of the particular officer. After considering the status of the Company’s finances, the Board of Directors did not award a bonus to Dr. Abdelmonem nor to any other officer for 2003. Furthermore, no raises in salary were approved for Executive Officers in 2003 other than Mr. Cesario who received a salary increase when he was appointed Chief Financial Officer in December 2002.

The Compensation Committee typically recommends the grant of stock options to executive officers and other employees with the purpose of aligning the executive officers and other employees with the interests of stockholders and encouraging a long-term focus in managing the Company. From time to time, the Compensation Committee evaluates this policy in light of the market and competitive factors. The exercise price of these stock options is generally the fair market value of the Common Stock on the dates of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In recommending stock option grants to executives under the Plan, the Compensation Committee considers a number of factors, including the performance of the executive, achievement of goals, the responsibilities of the executive, review of compensation of executives in high technology companies at a comparable stage of development, and a review of the number and exercise prices of stock options each executive currently possesses. Stock options were granted by the Board of Directors to each of Dr. Abdelmonem and Mr. Cesario in January 2003.

Compensation of Chief Executive Officer.

Dr. Abdelmonem was appointed as Chief Executive Officer in July 2002. His compensation package of salary, stock options and bonus potential was not changed from the compensation he received as the Company’s Chief Technology Officer. A base salary of $200,000 was therefore continued for Dr. Abdelmonem for the remainder of 2002 and continued through 2003 without a raise. In addition, grants of options to purchase Common Stock for 150,000, and 900,000 shares were approved in April 2002 and December 2002, respectively, and another grant of options for 900,000 shares of Common Stock was made to him on January 1, 2003. These grants were designed to provide Dr. Abdelmonem with a continuing incentive to remain with the Company and contribute to corporate success.

In December 2002, the Board of Directors authorized a bonus pool of up to $300,000 in which all officers, including Dr. Abdelmonem and Mr. Cesario, shall be eligible to participate in the event that the Company achieves two consecutive quarters of positive cash flow results after taking into account the payment of such bonuses. In the event the condition is achieved, the amount Dr. Abdelmonem and Mr. Cesario may receive from such pool shall be determined in the discretion of the Board. No bonuses were awarded in 2003.

Compliance with Section 162(m). The Compensation Committee generally intends for compensation paid to the executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes. However, this limitation does not apply to performance-based compensation, provided that certain conditions are satisfied. Although the Company’s policy is generally to preserve the federal income tax deductibility of compensation paid, the Compensation Committee retains the authority to approve payments that may not be deductible if it believes that such payments are in the best overall interests of the Company and its stockholders.

Members of the Compensation Committee:

Tom L. Powers (Chairman)

Stuart Chase Van Wagenen

James J. Fuentes

October 28, 2004

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE WILL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE. THE FOLLOWING REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Report of the

Audit Committee

The Audit Committee of the Board of Directors is composed of three non-employee directors. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that each member of the Audit Committee is “independent” as defined in Rule 121A of the listing standards of The American Stock Exchange. The Committee operates pursuant to a charter that was last amended and restated by the Board on November 5, 2003, a copy of which is attached as Appendix B to the Proxy Statement for the 2003 Annual Meeting of Stockholders. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and its independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent”.

Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.

Members of the Audit Committee

Stuart C. Van Wagenen (Chairman)

James J. Fuentes

Tom L. Powers

October 28, 2004

Performance Graph

Set forth in this section is a line graph comparing the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq Market Index, the American Stock Exchange (“AMEX”) Index, and the Nasdaq Telecommunications Index for the fiscal period of five years commencing December 31, 1998 and ending December 31, 2003. The graph and table assume that $100 was invested on December 31, 1998 in the Company’s Common Stock, the Nasdaq Market Index, the AMEX index, and the Nasdaq Telecommunications Index, and that all dividends were reinvested. The AMEX index is included because on June 7, 2003, the Company’s Common Stock began trading on The American Stock Exchange (AMEX) under the symbol “ISO.” Prior to this date, the Company’s Common Stock was traded on the OTC Bulletin Board under the symbol “ISCO.”

The Indices have been selected because the Company has been unable to identify a peer group of companies for comparison. No single public or private company has a comparable mix of technologies under development or products which serve the same markets as the Company.

	ISCO	NASDAQ	AMEX	NASDAQ Telecom
12/31/1998	$100.00	$100.00	$100.00	$100.00
12/31/1999	$197.00	$185.59	$127.28	$202.71
12/31/2000	$141.00	$112.67	$130.30	$92.52
12/31/2001	$80.00	$88.95	$123.02	$47.24
12/31/2002	$32.00	$60.91	$119.65	$21.72
12/31/2003	$55.00	$91.37	$170.33	$36.65

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS

AMENDED, TO ELIMINATE THE

CLASSIFICATION OF THE BOARD OF DIRECTORS

Article Seven of the Company’s Certificate of Incorporation provides for the classification of the Board of Directors into three classes, with one class being elected every year for a three-year term. The Board of Directors has determined that the Certificate of Incorporation should be amended to have all directors elected annually. In its continuing effort to keep the Company in the forefront of good corporate governance, the Board of Directors considered the arguments for and against continuation of the classified board. A classified board generally acts as one type of defense against hostile takeover attempts. Classification of a board of directors is also believed to provide continuity by assuring that at least a majority of continuing directors remain on the board at all times. However, the Board of Directors considered that the election of corporate directors is a primary avenue for stockholders to influence corporate affairs and increases accountability of directors to stockholders. The Board believes that accountability is one of the hallmarks of excellence in corporate governance and has determined that all directors should be equally accountable for the Company’s performance and that the stockholders should be able to vote annually on the performance of each director.

Along these lines, the Company has also considered its Shareholder Rights Plan (commonly known as a “Poison Pill”), which was adopted during 1996. While it is considered a barrier to a hostile takeover, many companies have recently abandoned this sort of program due to a perceived entrenchment of management at the potential expense to shareholders. Consistent with the goal stated above (to achieve excellence in corporate governance), the Board has expressed the intention to allow this program to expire during February 2006, rather than extend for an additional term.

Although the Company’s directors have been elected to three-year terms, the continuing directors and the nominees for Class II directors have each agreed to waive their term length if the proposed amendment is approved by the Company’s stockholders. In such event, the term of office of each director would end at the 2005 Annual Meeting of Stockholders, and the Company’s directors will be elected for a one-year term at the 2005 Annual Meeting and at each Annual Meeting of Stockholders thereafter.

The proposed amended Article Seven of the Company’s Certificate of Incorporation would be revised to amend and restate Section 7.3 in its entirety as follows:

7.3 Term of Office. The directors shall each be elected to hold office for a term of one (1) year expiring at the next annual meeting of stockholders and until their successors have been elected and qualified.

If the proposed amendment is adopted by the Company’s stockholders, the effective date of the amendment will be the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is anticipated to be promptly following the Annual Meeting of Stockholders.

Recommendation of the Board. The Board of Directors recommends that the stockholders vote “FOR” the amendment to the Certificate of Incorporation, as amended, to eliminate the classification of the Board.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed Grant Thornton LLP (“Grant Thornton”), independent certified public accountants, as auditors of the Company’s financial statements for 2004. Grant Thornton has acted as auditors for the Company since December 2000.

The Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors’ appointment of Grant Thornton. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Grant Thornton, the Board of Directors will interpret this as an instruction to seek other auditors.

Grant Thornton has examined the financial statements of the Company for the year December 31, 2003. The Company expects representatives of Grant Thornton to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The representatives of Grant Thorton will have the opportunity to make a statement at the meeting if they desire to do so.

During the fiscal years ended December 31, 2003 and 2002, fees in connection with services rendered by Grant Thornton LLP, the Company’s independent auditors, were as set forth below:

Fee Category	Fiscal 2002	Fiscal 2003
Audit fees	$111,819	$114,683
Audit-Related Fees	—	—
Tax Fees	28,205	34,739
All Other Fees	—	—
TOTAL	$140,024	$149,422

Audit fees consisted of fees for the audit of the Company’s annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of the Company’s documents filed with the SEC.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

The Company made no other payments to Grant Thornton LLP during 2003 which constituted other fees.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent auditor is permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, the Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain engagements up to predetermined dollar thresholds that are reviewed annually by the Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

All engagements of the independent auditor to perform any audit services and non-audit services have been pre-approved by the Committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee must report any decisions to the Audit Committee at the next scheduled meeting.

Recommendation of the Board. The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Sock as of October 28, 2004, except as otherwise indicated in the relevant footnote, by (1) each person or group that the Company knows beneficially owns more than 5% of Common Stock, (2) each of the Company’s directors and the director nominee, (3) the Named Executive Officers, and (4) all current executive officers and directors as a group. Unless otherwise indicated, the address of each person identified below is c/o the Company at its principal executive offices.

The percentages of beneficial ownership shown below are based on 160,428,260 shares of Common Stock outstanding as of October 28, 2004, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of Common Stock which a person has the right to acquire upon the exercise of stock options and/or warrants within 60 days of the date of this table are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
5% Stockholders

Alexander Finance, LP .	34,914,979	(1)	21.76%
Elliott Associates, L.P.	16,769,788	(2)	10.45
Elliott International, L.P.	12,499,639	(3)	7.79

Directors and Named Executive Officers

Amr Abdelmonem	2,057,000	(4)	1.27%
Stuart Chase Van Wagenen	265,000	(5)	*
George M. Calhoun	934,833	(6)	*
Tom L. Powers	399,198	(7)	*
Michael J. Fenger	33,333	(8)	*
James J. Fuentes	75,000	(9)	*
Ralph Pini	12,500	(10)	*
Frank Cesario	401,370	(11)	*
All directors and executive officers as a group (8 persons)	4,178,225	(12)	2.54

*	Less than 1%.
(1)	As reflected on a Form 4 dated March 5, 2004. The address for Alexander Finance, L.P. is 1560 Sherman Avenue Evanston, IL 60201.
(2)	As reflected on a Form 4 dated February 26, 2004. The address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, New York 10019
(3)	As reflected on a Form 4 dated February 19, 2004. The address of Elliott International, L.P. is c/o Elliott International Capital Advisors, Inc. 712 Fifth Avenue New York, New York 10019.
(4)	Includes outstanding options to purchase 2,025,000 shares which were exercisable as of October 28, 2004, or within 60 days from such date.
(5)	Includes outstanding options to purchase 215,000 shares which were exercisable as of October 28, 2004, or within 60 days from such date.
(6)	Includes outstanding options to purchase 870,833 shares which were exercisable as of October 28, 2004, or within 60 days from such date.

(7)	Includes outstanding options to purchase 396,000 shares which were exercisable as of October 28, 2004, or within 60 days from such date.
(8)	Includes outstanding options to purchase 33,333 shares which were exercisable as of October 28, 2004, or within 60 days from such date.
(9)	Includes outstanding options to purchase 75,000 shares which were exercisable as of October 28, 2004, or within 60 days from such date.
(10)	Includes outstanding options to purchase 12,500 shares which were exercisable as of October 28, 2004, or within 60 days from such date.
(11)	Includes outstanding options to purchase 200,000 shares, which were exercisable as of October 28, 2004, or within 60 days from such date.
(12)	Includes outstanding options to purchase 4,027,667 shares, which were exercisable as of October 28, 2004, or within 60 days from such date.

MISCELLANEOUS AND OTHER MATTERS

Solicitation. The cost of this proxy solicitation will be borne by the Company. The regular employees of the Company may solicit proxies in person or by telephone or facsimile. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation.

Stockholder Proposals for 2005 Annual Meeting. The Company intends to mail next year’s proxy statement to our stockholders on or about December 14, 2005. Applicable law requires any stockholder proposal intended to be presented at our 2005 Annual Meeting of Stockholders to be received by us at our executive offices in Mt. Prospect, Illinois on or before August 16, 2005 in order to be considered for inclusion in our proxy statement and form of proxy for that annual meeting.

With respect to the Company’s 2005 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by August 16, 2005 then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

Other Business. The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

By Order of the Board,

By: Frank Cesario

Secretary

Mt. Prospect, Illinois

November 5, 2004

APPENDIX A

ISCO INTERNATIONAL, INC.

BOARD OF DIRECTORS

CORPORATE GOVERNANCE COMMITTEE CHARTER

ORGANIZATION

Membership

The Corporate Governance Committee consists of three or more independent directors. Membership on the Corporate Governance Committee is determined annually by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee Chairman is appointed by the Board.

Meetings

The Corporate Governance Committee meets at least once each year. Additional meetings are scheduled as needed. A majority of the members of the Corporate Governance Committee shall constitute a quorum for the transaction of business. Minutes are recorded by the Secretary to the Corporate Governance Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Corporate Governance Committee. The Corporate Governance Committee may also act by unanimous written consent without a meeting.

BASIC FUNCTION AND PURPOSE

The Corporate Governance Committee acts as the Board’s Corporate Governance Committee and, in addition, reviews and makes recommendations to the Board regarding Board organization, membership, function and effectiveness; and committee structure, membership, function and effectiveness. The Corporate Governance Committee evaluates the performance of the Board as a whole, the Committees and the individual directors.

RESPONSIBILITIES

The Corporate Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, shall:

1. Periodically review and recommend any changes in the size, composition, organization and operational structure of the Board and its standing committees.

2. Review and make recommendations on the range of skills and expertise which should be represented on the Board, and the eligibility criteria for individual Board membership.

3. Identify and recommend potential candidates for election to the Board.

4. Make recommendations to the Board on committee assignments and the position of chairman of each committee, taking into account the applicable independence requirements of any stock exchange on which the Company is listed and the rules and regulations of the Securities and Exchange Commission.

5. Have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm, fees, and other retention terms.

6. Evaluate the effectiveness of the Board, each committee and individual director.

REPORTING RESPONSIBILITY

All action taken by the Corporate Governance Committee shall be reported to the Board at the next Board meeting following such action.

In addition, corporate governance matters may be discussed in executive session with the full Board during the course of the year.

ISCO INTERNATIONAL, INC.

☑	Please mark your votes as in this example.

1.	Election of Directors:	For Nominee	Withhold Authority
	Tom L. Powers	☐	☐

	Amr Abdelmonem	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Amendment to amend the Company’s Certificate of Incorporation to eliminate the classification of the Board of Directors.	☐	☐	☐

3	Ratify the Appointment of Grant Thornton LLP as the Company’s Independent Auditors.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, AND 3 IN THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, AND 3 IF NO SPECIFICATION IS MADE AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE _______________________________________________________________	DATE: ______________________

SIGNATURE _______________________________________________________________	DATE: ______________________

(if jointly owned)

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

☐	Please check this box if you plan to attend the meeting.

PROXY	PROXY

ISCO INTERNATIONAL, INC.

1001 CAMBRIDGE DRIVE – ELK GROVE VILLAGE, ILLINOIS 60089

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE DECEMBER 14, 2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Dr. Amr Abdelmonem and Mr. Frank Cesario and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of Common Stock held of record by the undersigned on October 18, 2004 at the Annual Meeting of Stockholders of ISCO International, Inc., to be held on December 14, 2004 at the Doubletree Guest Suites, 1400 Milwaukee Avenue, Glenview, IL 60025, beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE LISTED ON THIS PROXY, “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND “FOR” THE RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)